METROPOLITAN SERIES FUND

SUB-ITEM 77M MERGERS


Baillie Gifford International Stock Portfolio

The Agreement and Plan of Reorganization dated as of April 29, 2013 between Metropolitan Series Fund (the Registrant), on behalf of the Baillie Gifford International Stock Portfolio, and Met Investors Series Trust, on behalf of the American Funds International Portfolio is hereby incorporated by reference to the filing by the Registrant of the prospectus/proxy statement with respect to such fund reorganization as filed on Form N-14 with the Securities and Exchange Commission on November 16, 2012.


Frontier Mid Cap Growth Portfolio

The Agreement and Plan of Reorganization dated as of April 29, 2013 between Metropolitan Series Fund (the Registrant), on behalf of the BlackRock Aggressive Growth Portfolio (currently, Frontier Mid Cap Growth Portfolio), and Met Investors Series Trust, on behalf of the Turner Mid Cap Growth Portfolio is hereby incorporated by reference to the filing by the Registrant of the prospectus/proxy statement with respect to such fund reorganization as filed on
 Form N-14 with the Securities and Exchange Commission on November 19, 2012.


Jennison Growth Portfolio

The Agreement and Plan of Reorganization dated as of April 29, 2013 between Metropolitan Series Fund (the Registrant), on behalf of the Jennison Growth Portfolio, and Met Investors Series Trust, on behalf of the Jennison Large Cap Equity Portfolio (formerly, Rainier Large Cap Equity Portfolio) is hereby incorporated by reference to the filing by the Registrant of the prospectus/proxy statement with respect to such fund reorganization as filed on Form N-14 with the Securities and Exchange Commission on November 16, 2012.


MFS Value Portfolio

The Agreement and Plan of Reorganization dated as of April 29, 2013 between Metropolitan Series Fund (the Registrant), on behalf of the MFS Value Portfolio, and Met Investors Series Trust, on behalf of the Met/Franklin Mutual Shares Portfolio is hereby incorporated by reference to the filing by the Registrant of the prospectus/proxy statement with respect to such fund reorganization as filed on Form N-14 with the Securities and Exchange Commission on November 16, 2012.


Neuberger Berman Genesis Portfolio

The Agreement and Plan of Reorganization dated as of April 29, 2013 between Metropolitan Series Fund (the Registrant), on behalf of the Neuberger Berman Genesis Portfolio, and Met Investors Series Trust, on behalf of the MLA Mid Cap Portfolio (formerly, Lazard Mid Cap Portfolio) is hereby incorporated by reference to the filing by the Registrant of the prospectus/proxy statement with respect to such fund reorganization as filed on Form N-14 with the Securities and Exchange Commission on November 16, 2012.


T. Rowe Price Large Cap Growth Portfolio

The Agreement and Plan of Reorganization dated as of April 29, 2013 between Metropolitan Series Fund (the Registrant), on behalf of the T. Rowe Price Large Cap Growth Portfolio, and Met Investors Series Trust, on behalf of the RCM Technology Portfolio is hereby incorporated by reference to the filing by the Registrant of the prospectus/proxy statement with respect to such fund reorganization as filed on Form N-14 with the Securities and Exchange Commission on November 16, 2012.